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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(b) New Independent Registered Public Accounting Firm

Effective July 1, 2005, the Audit Committee of Chordiant Software, Inc. ("Chordiant") engaged BDO Seidman, LLP ("BDO Seidman") as Chordiant's new independent registered public accounting firm.

During Chordiant's two most recently completed fiscal years, which ended December 31, 2003 and September 30, 2004, and through the subsequent interim period, neither Chordiant nor anyone on its behalf consulted BDO Seidman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Chordiant's financial statements, nor has BDO Seidman provided to Chordiant a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Chordiant requested that BDO Seidman review this filing and provided BDO Seidman with the opportunity to furnish Chordiant with a letter addressed to the SEC containing any new information, clarification of Chordiant's expression of its views, or the respects in which it does not agree with the statements made by Chordiant in this filing. BDO Seidman has advised Chordiant that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: July 1, 2005	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer